Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Information Services, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S‑8 (No. 333‑63342, 333‑103266, 333‑131601, 333‑131602, 333‑132845, 333‑138654, 333‑146080, 333‑157575, 333‑158960, 333‑162262, 333‑190793, 333-206214, 333-206832, and 333-208266) and Form S‑3 (No. 333‑131593) of Fidelity National Information Services, Inc. and subsidiaries (the Company) of our report dated February 26, 2016, except as it relates to the recasting of segment data and related information in notes 1, 2, 8, and 18, as to which the date is June 2, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of earnings, comprehensive earnings, equity, and cash flows for each of the years in the three‑year period ended December 31, 2015, which report appears in the Company’s Current Report on Form 8‑K dated June 2, 2016.

/s/ KPMG LLP

June 2, 2016
Jacksonville, Florida
Certified Public Accountants